UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 1, 2021
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.	Regulation FD Disclosure.

Hurricane Ida ("Ida") made landfall near Fourchon, Louisiana, on August 29, 2021 as a Category 4 hurricane impacting both Louisiana and western Mississippi. FedNat Holding Company (the “Company”) has two insurance subsidiaries that write homeowners insurance in Louisiana: FedNat Insurance Company (“FNIC”) and Maison Insurance Company. FNIC also writes homeowners insurance in Mississippi. The Company has deployed the appropriate resources to the affected areas to best serve our policyholders in their time of need.

For the current treaty year, which began July 1, 2021, the Company has two separate reinsurance programs in place. While it is too soon to estimate gross losses from this event, the Company expects gross losses will exceed the Company’s combined $18.3 million retention across the two reinsurance programs. The combination of these programs provides up to approximately $2.25 billion in aggregate reinsurance across all states in which the Company operates. Up to approximately $910 million of aggregate coverage is available for Ida, certain portions of which are available to each of our insurance subsidiaries, as determined by which reinsurance program they participate in. Additionally, the programs provide $831 million of private reinsurance across the combined programs for second and subsequent events, subject to individual retentions within each program and the aggregate limit. The Company has an additional $511 million of reinsurance protection from the Florida Hurricane Catastrophe Fund for covered losses that occur within the state of Florida. The Company will earn fees in its claims adjusting subsidiaries for the handling of Ida claims, and anticipates that the net overall financial impact to the Company will be significantly less than the reinsurance retention cited above.

The Company expects to report on its total estimated catastrophe losses from all third quarter events following quarter end. Please refer to the Company’s Form 8-K dated June 24, 2021 and Form 10-Q dated June 30, 2021 for further information regarding the reinsurance program and how it protects each of our three insurance companies from catastrophic losses both inside and outside the state of Florida.

_____________________________

This Current Report on Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. Forward-looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology and, in this report includes our statements regarding estimated catastrophe losses, incremental ceded premiums from supplemental reinsurance purchases, and capacity to cede catastrophe losses into a quota-share treaty. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, that final results regarding catastrophe losses, additional reinsurance purchases, loss ratio performance of business, as well as the risks and uncertainties discussed under “Risk Factors” in the Company's 2020 Form 10-K, and discussed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: September 1, 2021	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)